Exhibit (j)(2)



                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of Pilgrim Growth Opportunities Fund
The Board of Trustees of Pilgrim SmallCap Opportunities Fund and
The Board of Trustees of Pilgrim Equity Trust:


We consent to the use of our report incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the Prospectus.



                                     /s/ KPMG LLP



Los Angeles
May 9, 2001